Exhibit 107

CALCULATION OF FILING FEE TABLES

S-1

Karman Line Acquisition Corp.

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee
Newly Registered Securities
Fees Previously Paid	Equity	Units	(1)	457(a)	23,000,000	$10.00	$230,000,000.00	0.0001381	$31,763.00
Fees Previously Paid	Equity	Class A ordinary shares included as part of the units	(2)	457(a)	23,000,000	0.00	0.00	0.0001381	0.00
Fees Previously Paid	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	(3)	457(a)	7,666,667	0.00	0.00	0.0001381	0.00
Fees Previously Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	457(a)	7,666,667	$11.50	$88,166,670.50	0.0001381	$12,175.82
Fees to be Paid	Equity	Redeemable warrants to acquire one Class A ordinary share included as part of the units	(5)	457(a)	3,833,333	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(6)	457(a)	3,833,333	$11.50	$44,083,329.50	0.0001381	$6,087.91
	Total Offering Amounts:						$362,250,000.00		50,026.73
	Total Fees Previously Paid:								43,938.82
	Total Fee Offsets:
	Net Fee Due:								$6,087.91

Offering Note(s)

(1)	Each unit consisting of one Class A ordinary share and one-half of one redeemable public warrant to purchase one Class A ordinary share.

Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

Includes 3,000,000 units, consisting of 3,000,000 Class A ordinary shares and 1,500,000 redeemable warrants, which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any.

The registrant previously registered (i) 23,000,000 units with each unit consisting of one Class A ordinary share and one-third of one redeemable public warrant to purchase one Class A ordinary share upon the consummation of an initial business combination and (ii) 7,666,667 Class A ordinary shares upon the exercise of the warrants.

(2)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

No fee pursuant to Rule 457(g).

The registrant previously registered (i) 23,000,000 units with each unit consisting of one Class A ordinary share and one-third of one redeemable public warrant to purchase one Class A ordinary share upon the consummation of an initial business combination and (ii) 7,666,667 Class A ordinary shares upon the exercise of the warrants.

(3)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

No fee pursuant to Rule 457(g).

The registrant previously registered (i) 23,000,000 units with each unit consisting of one Class A ordinary share and one-third of one redeemable public warrant to purchase one Class A ordinary share upon the consummation of an initial business combination and (ii) 7,666,667 Class A ordinary shares upon the exercise of the warrants.

(4)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.

The registrant previously registered (i) 23,000,000 units with each unit consisting of one Class A ordinary share and one-third of one redeemable public warrant to purchase one Class A ordinary share upon the consummation of an initial business combination and (ii) 7,666,667 Class A ordinary shares upon the exercise of the warrants.

(5)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

No fee pursuant to Rule 457(g).

(6)	Estimated solely for the purpose of computing the registration fee pursuant to Rule 457(a) of the Securities Act.

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from share splits, share capitalizations or similar transactions.